Exhibit 10.90

THIRD

LOAN AND SECURITY AGREEMENT SUPPLEMENT AND AMENDMENT

between

SBA PROPERTIES, INC.,

SBA SITES, INC.,

and

SBA STRUCTURES, INC.,

as Borrowers,

and

MIDLAND LOAN SERVICES, INC.,

as Servicer on behalf of Deutsche Bank Trust Company Americas, as Trustee dated as of April 16, 2010

TABLE OF CONTENTS

		Page

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01	Definitions	2

ARTICLE II

2010-1 COMPONENT DETAILS

Section 2.01	2010-1 Component Details	4

ARTICLE III

MORTGAGE LOAN INCREASE

Section 3.01	Loan Increase	5
Section 3.02	Use of Proceeds	5

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWERS

Section 4.01	Representations and Warranties	6
Section 4.02	Amendments to the Loan Agreement Schedules	7

ARTICLE V

AMENDMENT OF THE LOAN AGREEMENT

Section 5.01	Conditions to any Loan Increase	7
Section 5.02	Financial Statements and Other Reports	8
Section 5.03	Performance of Agreements and Leases	8
Section 5.04	Ground Leases	8
Section 5.05	Easements	8
Section 5.06	Cash Trap Reserve	8
Section 5.07	Defeasance	8
Section 5.08	Site Dispositions	9
Section 5.09	Substitution of a Mortgaged Site	9
Section 5.10	Substitution of Other Pledged Sites	9
Section 5.11	Definitions	9

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ARTICLE VI

AMENDMENT OF ORGANIZATIONAL DOCUMENTS

Section 6.01	Consent by Lender	10

ARTICLE VII

GENERAL PROVISIONS

Section 7.01	Governing Law	10
Section 7.02	Severability	10
Section 7.03	Counterparts	10

ARTICLE VIII

APPLICABILITY OF LOAN AND SECURITY AGREEMENT

Section 8.01	Applicability	11

-ii-

THIRD LOAN AND SECURITY AGREEMENT SUPPLEMENT AND AMENDMENT

This THIRD LOAN AND SECURITY AGREEMENT SUPPLEMENT AND AMENDMENT (this “Loan Agreement Supplement”) is dated as of April 16, 2010, and entered into by and among SBA PROPERTIES, INC., a Florida corporation (“SBA Properties”), SBA SITES, INC., a Florida corporation (“SBA Sites”), and SBA STRUCTURES, INC., a Florida corporation (“SBA Structures”, and collectively with SBA Properties and SBA Sites, the “Borrowers” and, each individually, a “Borrower”), and MIDLAND LOAN SERVICES, INC., as servicer (the “Servicer”), on behalf of DEUTSCHE BANK TRUST COMPANY AMERICAS (as successor trustee to Bank of America, N.A. successor trustee by merger to LaSalle Bank National Association), as trustee (the “Trustee”) under that certain Trust and Servicing Agreement (the “Trust Agreement”) dated as of November 18, 2005 among SBA DEPOSITOR LLC (formerly known as SBA CMBS-1 Depositor LLC) (the “Depositor”), the Servicer and the Trustee.

RECITALS

WHEREAS, SBA Properties entered into an Amended and Restated Loan and Security Agreement, dated as of November 18, 2005 (the “Loan Agreement”), between SBA Properties and the Depositor;

WHEREAS, the Depositor assigned all of its right, title and interest in the Loan Agreement to the Trustee on behalf of the Certificateholders pursuant to the Trust Agreement and the Servicer is authorized to enter into this Loan Agreement Supplement on behalf of the Trustee pursuant to Section 3.25 of the Trust Agreement;

WHEREAS, on November 6, 2006, SBA Properties, SBA Structures, SBA Sites, SBA Towers, Inc., a Florida corporation (“SBA Towers”), SBA Puerto Rico, Inc., a Florida corporation (“SBA PR”) and SBA Towers USVI, Inc., a U.S. Virgin Islands corporation (“SBA USVI” and, collectively with SBA Structures, SBA Sites, SBA Towers and SBA PR, the “Added Borrowers”) entered into the Second Loan and Security Agreement Supplement and Amendment together with the Servicer on behalf of the Trustee (the “Second Loan Supplement”) whereby a Loan Increase in the amount of $1,150,000,000 (the “First Mortgage Loan Increase”) was agreed upon and the Added Borrowers were added as Additional Borrowers under the Loan Agreement in accordance with Section 2.3 of the Loan Agreement, and each Added Borrower agreed to be bound by and perform all of the obligations of a Borrower under the Loan Agreement and the other Loan Documents;

WHEREAS, SBA Towers, SBA PR and SBA USVI (collectively the “Released Borrowers”) entered into a Payoff, Termination and Release Agreement, dated as of July 28, 2009, among the Released Borrowers, the Borrowers, the Servicer and Bank of America, N.A., (successor by merger to LaSalle Bank National Association) on behalf of SBA Tower Trust and the holders of the Certificates corresponding to the 2005–1 Components, whereby the 2005–1 Components were repaid and the Released Borrowers were released from their obligations under the Loan Documents;

WHEREAS, pursuant to Section 3.2 of the Loan Agreement, the Borrowers desire to effect (i) a Loan Increase in an amount equal to $680,000,000 (the “Second Loan Increase”), in the form of one (1) component designated as 2010-1C (the “2010-1 Component”), and the Lender has agreed to the Second Loan Increase and to advance the amount of the Second Loan Increase and (ii) a Loan Increase in an amount equal to $550,000,000 (the “Third Loan Increase”), in the form of one (1) component designated as 2010-2C (the “2010-2 Component”), and the Lender has agreed to the Third Loan Increase and to advance the amount of the Third Loan Increase;

WHEREAS, the 2010-1 Component constitutes a Component as defined in the Loan Agreement;

WHEREAS, the Borrowers and the Lender have agreed to treat the 2010-1 Component as a separate loan for U.S. federal income tax purposes;

WHEREAS, the Borrowers and Lender have agreed to certain amendments to the Loan Agreement;

WHEREAS, the Borrowers and Lender intend these recitals to be a material part of this Agreement; and

WHEREAS, all things necessary to make this Loan Agreement Supplement the valid and legally binding obligation of the Borrowers in accordance with its terms, for the uses and purposes herein set forth, have been done and performed.

NOW, THEREFORE, it is mutually covenanted and agreed as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions. All defined terms used herein and not defined herein shall have the meanings ascribed to such terms in the Loan Agreement. All words and phrases defined in the Loan Agreement shall have the same meanings in this Loan Agreement Supplement, except as otherwise appears in this Article. In addition, the following terms have the following meanings in this Loan Agreement Supplement unless the context clearly requires otherwise:

“2010-1 Component” shall have the meaning ascribed to it in the Recitals hereto.

“2010-2 Component” shall have the meaning ascribed to it in the Fourth Loan Supplement.

“2010-1 Note” shall have the meaning ascribed to it in Section 3.01(b) hereof.

“Anticipated Repayment Date” shall have the meaning ascribed to it in Section 2.01(b) hereof.

“Certificates” shall mean the Series 2010-1 certificates issued by the SBA Tower Trust pursuant to the Trust Agreement corresponding to the 2010-1 Component.

“Component Rate” shall mean the rate per annum set forth in Section 2.01(a)(i) hereof.

“Date of Issuance” shall mean, with respect to the 2010-1 Component, April 16, 2010.

“Fourth Loan Supplement” shall mean the Fourth Loan and Security Agreement Supplement and Amendment, dated as of April 16, 2010, between the Borrowers and the Servicer on behalf of the Trustee.

“Initial Purchasers” shall mean Barclays Capital Inc., Deutsche Bank Securities Inc. and the other Initial Purchasers listed in Schedule I of the Purchase Agreement.

“Maturity Date” shall mean the date set forth in Section 2.01(a)(iii) hereof.

“Offering Memorandum” shall mean the Offering Memorandum dated April 8, 2010, relating to the offering and sale of the Certificates.

“Post-ARD Additional Interest Rate” shall have the meaning ascribed to it in Section 2.01(a)(ii) hereof.

“Purchase Agreement” shall mean the Purchase Agreement, dated April 8, 2010, relating to the purchase by the Initial Purchasers of the Certificates and the Series 2010-2 Certificates issued by SBA Tower Trust pursuant to the Trust Agreement corresponding to the 2010-2 Component.

“Third Loan Increase” shall mean the $550,000,000 Loan Increase pursuant to the Fourth Loan Supplement.

“Yield Maintenance” shall have the meaning ascribed to it in Section 2.01(a)(iv) hereof.

Words importing the masculine gender include the feminine gender. Words importing persons include firms, associations and corporations. Words importing the singular number include the plural number and vice versa. Additional terms are defined in the body of this Loan Agreement Supplement.

In the event that any term or provision contained herein with respect to the 2010-1 Component shall conflict with or be inconsistent with any term or provision contained in the Loan Agreement, the terms and provisions of this Loan Agreement Supplement shall govern.

ARTICLE II

2010-1 COMPONENT DETAILS

Section 2.01 2010-1 Component Details. (a) The 2010-1 Component authenticated and delivered under this Loan Agreement Supplement shall consist of one (1) Component having:

(i) the designation, Component Principal Balance and Component Rate set forth below.

Component	Initial Component Principal Balance	Component Rate
2010-1C	$680,000,000	4.254%

(ii) Post-ARD Additional Interest Rate determined by the Servicer to be the greater of (i) five percent (5%) and (ii) the amount, if any, by which the sum of the following exceeds the Component Rate for such Component: (x) the yield to maturity (adjusted to a “mortgage equivalent basis” pursuant to the standards and practices of the Securities Industry Association) on such Anticipated Repayment Date of the United States Treasury Security having a term closest to ten (10) years plus (y) the “Spread” set forth below in the appropriate row corresponding to such Component plus (z) five percent (5%):

Component	Spread
2010-1C	1.65%

(iii) a Maturity Date which is the Due Date occurring in April 2040 or such earlier date on which the final payment of principal of the Notes becomes due and payable as provided in the Loan Agreement, whether at such stated Maturity Date, by acceleration, or otherwise.

(iv) Yield Maintenance, which for the 2010-1 Component shall be in an amount equal to the excess, if any, of (i) the present value as of the date of prepayment (by acceleration or otherwise) of all future installments of principal and interest that the Borrowers would otherwise be required to pay on the 2010-1 Component (or portion thereof) on the related Due Date from the date of such prepayment to and including the first Due Date that occurs nine months prior to the Anticipated Repayment Date for the 2010-1 Component absent such prepayment, assuming the entire unpaid Principal Amount of the 2010-1 Component is required to be paid on such Due Date, with such present value determined by the use of a discount rate equal to the sum of (x) the yield to maturity (adjusted to a “mortgage equivalent basis” pursuant to the standards and practices of the Securities Industry Association), on the Due Date relating to the date of such prepayment, of the United States Treasury Security having the maturity closest to the Distribution Date that occurs nine months prior to the Assumed Final Distribution

Date related to the Anticipated Repayment Date for the 2010-1 Component plus (y) 0.50% over (ii) the Component Principal Balance of the 2010-1 Component (or portion thereof) on the date of such prepayment.

(v) Interest shall accrue on the 2010-1 Component and the corresponding 2010-1 Note from the date hereof.

(b) There are no Scheduled Principal Payments in respect of the 2010-1 Component, and the Borrowers shall not be required to pay any principal of the Component 2010-1C prior to the Due Date in April, 2015 (such date with respect to the 2010-1 Component, the “Anticipated Repayment Date”), other than after the occurrence and during the continuation of an Amortization Period or an Event of Default as provided in the Loan Agreement or as otherwise required under the terms of the Loan Documents.

ARTICLE III

MORTGAGE LOAN INCREASE

Section 3.01 Loan Increase. (a) Pursuant to Section 3.2 of the Loan Agreement, the Lender and the Borrowers agree to the Second Loan Increase, constituting the Component described in Section 2.01.

(b) On the date hereof, each Borrower shall execute and deliver to the Trustee a promissory note payable to the order of the Trustee evidencing the 2010-1 Component, in the initial principal amount equal to $680,000,000 (the “2010-1 Note”). The 2010-1 Note shall bear interest on the unpaid principal amount thereof at the Component Rate and mature on the Maturity Date.

(c) The Borrowers hereby represent and warrant to the Lender that each condition of Section 3.2 of the Loan Agreement in respect of the Second Loan Increase has been satisfied, as of the date hereof.

(d) The parties hereto agree that the date hereof is an Allocated Loan Amount Determination Date, pursuant to Section 11.8 of the Loan Agreement, the Servicer has determined the Allocated Loan Amounts for each Site after giving effect to the Second Loan Increase, as described herein, and the Third Loan Increase, as described in the Fourth Loan Supplement, based on information provided to it by the Manager, and until any subsequent Allocated Loan Amount Determination Date, such Allocated Loan Amounts shall be as set forth on Exhibit A hereto.

Section 3.02 Use of Proceeds. The proceeds from the sale of the Certificates shall be used to fund the Second Loan Increase and the proceeds of the Second Loan Increase shall be used to (i) pay all recording fees and taxes, title insurance premiums, reasonable out of pocket costs and expenses incurred by the Lender, including reasonable legal fees and expenses of counsel to the Lender, and other costs and expenses approved by the Lender (which approval will not be unreasonably withheld or delayed) related to 2010-1 Component; (ii) pay all fees and expenses incurred by the Borrowers; and (iii) repay part of the First Loan Increase (including any Yield Maintenance payable in respect thereof).

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWERS

Section 4.01 Representations and Warranties. (a) Each Borrower hereby represents and warrants to the Lender that, as to itself and its Sites, each of the representations and warranties set forth in Article IV of the Loan Agreement, other than Section 4.30, is true as of the date hereof.

(b) Each of the Borrowers hereby represents and warrants to the Lender that, as to itself, each of the representations and warranties set forth in Section 9.1 of the Loan Agreement, is true as of the date hereof.

(c) Each of the Borrowers hereby represents and warrants to the Lender, with respect to the Sites generally:

(i) With respect to Sites generating at least 70% of the Annualized Run Rate Net Cash Flow of all Sites as of February 23, 2010, the Sites are Owned Sites or Ground Lease Sites where the Ground Lease (or the applicable Estoppel) requires that, if there shall be a monetary default by the Borrower under the Ground Lease, Ground Lessor shall accept the cure thereof by the Lender within fifteen (15) days after the expiration of any grace period provided to the Borrower under the Lease to cure such default prior to terminating the Ground Lease. If there shall be a non-monetary default by the Borrower under the Ground Lease, Ground Lessor shall accept the cure thereof by the Lender within thirty (30) days after the expiration of any grace period provided to the Borrower under the Ground Lease to cure such default prior to terminating the Ground Lease.

(ii) At least 70% of the Annualized Run Rate Net Cash Flow of all Sites as of February 23, 2010 is represented by the Owned Sites plus Ground Lease Sites which have a term (including all available extensions) that extends not less than ten (10) years beyond the Maturity Date.

(iii) At least 70% of the Annualized Run Rate Net Cash Flow of all Sites as of February 23, 2010 is represented by the Owned Sites plus Ground Lease Sites where the Ground Lease (or the applicable Estoppel) requires the Lender to have the right to exercise any rights of the Borrower under the Ground Lease, including the right to exercise any renewal option(s) or purchase options(s), and such Ground Leases may not be amended in any respect which would be reasonably likely to have a material adverse effect on Lender’s interest therein or surrendered, terminated, or cancelled, in each case, without the prior written consent of Lender.

(iv) With respect to Sites generating at least 70% or more of the Annualized Run Rate Net Cash Flow of all Sites as of February 23, 2010, the Sites are Owned Sites or Ground Lease Sites where the Ground Lease (or the applicable Estoppel) requires that, if such Ground Lease is terminated as result of a Borrower default under such Ground Lease or is rejected in any bankruptcy proceeding, Ground Lessor will be obligated to enter into a new lease with the Lender or its designee on the same terms as the Ground Lease within fifteen (15) days of the Lender’s request made within thirty (30) days of notice of such termination or rejection, provided the Lender pays all past due amounts under the Ground Lease. The foregoing is not applicable to normal expirations of the Ground Lease term.

Section 4.02 Amendments to the Loan Agreement Schedules.

(a) The parties hereto agree that Schedule 4 of the Loan Agreement is hereby amended and restated in its entirety by Schedule 4 hereto.

(b) The parties hereto agree that Schedule 4.1(C) of the Loan Agreement is hereby amended and restated in its entirety by Schedule 4.1(C) hereto.

(c) The parties hereto agree that Schedule 4.19 of the Loan Agreement is hereby amended and restated in its entirety by Schedule 4.19 hereto.

(d) The parties hereto agree that Schedules 4.25 and 4.26 of the Loan Agreement are hereby amended and restated in their entirety by Schedules 4.25 and 4.26, respectively, hereto.

ARTICLE V

AMENDMENT OF THE LOAN AGREEMENT

Section 5.01 Conditions to any Loan Increase.

(a) The parties hereto agree that Section 3.2(A)(vi) of the Loan Agreement is hereby deleted and replaced by the following:

“On or prior to the date of such Loan Increase, the Borrowers shall deliver to the Lender an opinion of counsel reasonably satisfactory to the Lender providing that such Mortgage Loan Increase will not (a) cause a taxable event for U.S. federal income tax purposes to any holder of a Certificate, (b) cause the Trust to be other than a mere security device or grantor trust for U.S. federal income tax purposes, and (c) cause any of the Certificates to be characterized as other than indebtedness for U.S. federal income tax purposes;”

(b) The parties hereto agree that immediately following Section 3.2(A)(vi) a new clause (vii) of Section 3.2(A) shall be inserted that reads as follows:

“(vii) If such Loan Increase is being made without the acquisition of any Additional Sites or the addition of an Additional Borrower, the pro forma DSCR after such increase is equal to or greater than 2.0x;”

and clauses “(vii)” and “(viii)” of Section 3.2(A) are hereby amended and designated as clauses “(viii)” and “(ix)”, respectively.

Section 5.02 Financial Statements and Other Reports.

(a) The parties hereto agree that Section 5.1(A)(i) of the Loan Agreement is hereby amended by inserting the following words “; provided further that such Financial Statements shall be required to be provided only if (i) there were Components of the Mortgage Loan outstanding during the applicable period covered by such Financial Statements and (ii) such outstanding Components are still outstanding when such Financial Statements are required to be provided pursuant to this section.” at the end of the first sentence of such Section.

(b) The parties hereto agree that Section 5.1(A)(ii) of the Loan Agreement is hereby amended by inserting the following words “; provided further that such Financial Statements shall be required to be provided only if (i) there were Components of the Mortgage Loan outstanding during the applicable period covered by such Financial Statements and (ii) such outstanding Components are still outstanding when such Financial Statements are required to be provided pursuant to this section.” at the end of the first sentence of such Section.

Section 5.03 Performance of Agreements and Leases. The parties hereto agree that clause (iii) of the proviso in Section 5.9 of the Loan Agreement is hereby amended and revised such that the words “since April 16, 2010” shall be inserted immediately following the first instance of the word “occurred” in clause (iii) of the proviso of such Section.

Section 5.04 Ground Leases. The parties hereto agree that clause (c) of Section 5.21(A)(ii) is hereby amended and revised such that the words “since April 16, 2010” shall be inserted immediately following the first instance of the word “occurred” in clause (c) of such Section.

Section 5.05 Easements. The parties hereto agree that clause (c) of Section 5.22(A)(ii) of the Loan Agreement is hereby amended and revised such that the words “since April 16, 2010” shall be inserted immediately following the first instance of the word “occurred” in clause (c) of such Section.

Section 5.06 Cash Trap Reserve. The parties hereto agree that Section 6.5 of the Loan Agreement is hereby amended such that the following sentence is inserted immediately after the third full sentence of such Section: “After the Anticipated Repayment Date of a Component, provided an Amortization Period is not in effect and no Event of Default is continuing, Lender will apply any amounts in the Cash Trap Reserve on the next Due Date (i) first, to the reimbursement or payment of the Trustee, the Custodian and the Servicer for any amounts due to the Trustee, the Custodian or the Servicer on such Due Date and (ii) second, in the manner provided in Section 3.3(a) of the Cash Management Agreement for Available Funds.”

Section 5.07 Defeasance. The parties hereto agree that Section 11.3(D) of the Loan Agreement is hereby amended and restated such that the words “(4) a certificate, in form and substance reasonably satisfactory to the Lender from an independent certified public accountant confirming that the requirements of Section 11.3(B) and (D)(i) have been satisfied; and (5) such other certificates, documents, opinions or instruments as the Lender may reasonably request.” shall be amended to read “(4) a certificate, in form and substance reasonably satisfactory to the Lender from an independent certified public accountant confirming that the requirements of Section 11.3(B) and (D)(i) have been satisfied; (5) an opinion that such defeasance will not cause the Trust to become subject to the Investment Company Act of 1940, as amended; (6) such other certificates, documents, opinions or instruments as the Lender may reasonably request; and (7) an opinion of counsel from a Borrower that all conditions precedent to the defeasance have been satisfied.”

Section 5.08 Site Dispositions.

(a) The parties hereto agree that Section 11.4(a)(ii) is hereby revised by deleting the words “, unless in each case, the Borrowers shall have delivered Rating Agency Confirmation” from the penultimate sentence of such Section.

(b) The parties hereto agree that the first sentence of Section 11.4(B) of the Loan Agreement is hereby deleted and replaced in its entirety by the following:

“The Borrowers shall be permitted, without the Lender’s consent, to sell or dispose of (y) any Sites which are deemed necessary in accordance with prudent business practices, and (z) any Sites in order to cure a breach of any representation, warranty or other Default with respect to such Site, and Lender shall, promptly upon satisfaction of all the following terms and conditions execute, acknowledge and deliver to the Borrowers a Release for the applicable Site, provided that, together with the payment of all then outstanding Administrative Fees, the Borrowers prepay the Loan in an amount equal to the Release Price on the date proposed for such sale or disposition, together with any Yield Maintenance due on a prepayment made on such date required by Section 2.6.”

Section 5.09 Substitution of a Mortgaged Site. The parties hereto agree that Section 11.5(K) of the Loan Agreement is hereby amended and restated such that the words “beginning on the Closing Date” shall be inserted immediately following the words “If (1) the aggregate Allocated Loan Amount of all Substituted Sites and Substituted Other Pledged Sites during any calendar year exceeds five percent (5%) of the monthly average of the Principal Amount of the Loan for such calendar year (with any excess limit permitted to be carried over into subsequent years, subject to an aggregate limit of 25% of the monthly average of the principal amount of the Loan for the previous five (5) year period”.

Section 5.10 Substitution of Other Pledged Sites. The parties hereto agree that Section 11.6(J) of the Loan Agreement is hereby amended and restated such that the words “beginning on the Closing Date” shall be inserted immediately following the words “If (1) the aggregate Allocated Loan Amount of all Substituted Other Pledged Sites and Substituted Sites during any calendar year exceeds five percent (5%) of the monthly average of the Principal Amount of the Loan for such calendar year (with any excess limit permitted to be carried over into subsequent years, subject to an aggregate limit of 25% of the monthly average of the principal amount of the Loan for the previous five (5) year period”.

Section 5.11 Definitions. The parties hereto agree that each of the following definitions are hereby incorporated in alphabetical order into Section 1.01 of the Loan Agreement, and if such definition is already found in Section 1.01 of the Loan Agreement, hereby replaces it in its entirety:

“Amortization Period” means the period which shall commence at such time as the Lender determines that as of the end of any calendar quarter the Debt Service Coverage Ratio fell below Minimum DSCR for such calendar quarter and will continue to exist until the Lender determines that as of the end of any calendar quarter the Debt Service Coverage Ratio exceeds the Minimum DSCR for such calendar quarter.

“Rating Agency Confirmation” means, with respect to the transaction or matter in question, Moody’s shall have confirmed in writing that such transaction or matter shall not result in a downgrade, qualification, or withdrawal of the then current rating for any certificate or other securities issued in connection with any Securitization (or the placing of such certificate or other security on negative credit watch or ratings outlook in contemplation of any such action with respect thereto) and provision of notice of such transaction or matter in question to Fitch; provided, however, that with respect to Sections 5.9, 5.21, 5.22, 11.1, 11.2, 11.3, 11.4 (excepting 11.4(C)), 11.5, and 11.6 of this Loan Agreement, Rating Agency Confirmation means provision of notice to Moody’s and Fitch.

ARTICLE VI

AMENDMENT OF ORGANIZATIONAL DOCUMENTS

Section 6.01 Consent by Lender. The Lender consents to the amendments to the organizational documents of the Borrowers, SBA Holdings and the Guarantor filed on the date hereof in connection with this Loan Agreement Supplement, and any related filings.

ARTICLE VII

GENERAL PROVISIONS

Section 7.01 Governing Law. THIS LOAN AGREEMENT SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE BORROWERS IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT OR UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR IN RELATION TO THIS LOAN AGREEMENT SUPPLEMENT.

Section 7.02 Severability. In case any provision in this Loan Agreement Supplement shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 7.03 Counterparts. This Loan Agreement Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument.

ARTICLE VIII

APPLICABILITY OF LOAN AND SECURITY AGREEMENT

Section 8.01 Applicability. The provisions of the Loan Agreement are hereby ratified, approved and confirmed, as supplemented by this Loan Agreement Supplement. The representations, warranties and covenants contained in the Loan Agreement (except as expressly modified herein) are hereby reaffirmed with the same force and effect as if fully set forth herein and made again as of the date hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Borrowers and the Servicer on behalf of the Trustee, have caused this Loan Agreement Supplement to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

SBA PROPERTIES, INC., as Borrower,

By:	/s/ Thomas P. Hunt
Name:	Thomas P. Hunt
Title:	Senior Vice President and General Counsel

SBA SITES, INC., as Borrower,

By:	/s/ Thomas P. Hunt
Name:	Thomas P. Hunt
Title:	Senior Vice President and General Counsel

SBA STRUCTURES, INC., as Borrower,

By:	/s/ Thomas P. Hunt
Name:	Thomas P. Hunt
Title:	Senior Vice President and General Counsel

MIDLAND LOAN SERVICES, INC., as Servicer, on behalf of Deutsche Bank Trust Company Americas, as Trustee,

By:	/s/ Lawrence D. Ashley
Name:	Lawrence D. Ashley
Title:	Senior Vice President

Signature Page for Third Loan Supplement